COMMERCIAL FEDERAL CORPORATION
          (Name of Registrant as Specified In Its Charter)

                          CAI CORPORATION
          (Name of Person(s) Filing Proxy Statement, if other
                        than the Registrant)

          Payment of Filing Fee (Check the appropriate box):
          [   ]     $125 per Exchange Act Rules 0-11(c)(1)(ii),
                    14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
                    Schedule 14A.
          [ X ]     $500 per each party to the controversy pursuant
                    to Exchange Act Rule 14a-6(i)(3).
          [   ]     Fee computed on table below per Exchange Act
                    Rules 14a-6(i)(4) and 0-11.


    TITLE OF EACH
    CLASS OF                                          PROPOSED
    SECURITIES       AGGREGATE NUMBER                 MAXIMUM
    TO WHICH         OF SECURITIES TO       PRICE     AGGREGATE    AMOUNT
    TRANSACTION      WHICH TRANSACTION      PER       VALUE OF     OF FILING
    APPLIES          APPLIES                SHARE     TRANSACTION  FEE
    _____________    _________________      _____     ___________  _________



    [ X ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)       Amount Previously Paid:
                 $500 Fee Paid on September 14, 1995

    (2)       Form, Schedule or Registration Statement No.:
                 Schedule 14A

    (3)       Filing Party:
                 Same as above

    (4)       Date Filed:
                 September 14, 1995


                         SOLICITATION OF PROXIES IN
                         OPPOSITION TO THE BOARD OF
                       COMMERCIAL FEDERAL CORPORATION

                                 IMPORTANT

                            PROXY MATERIAL FROM
                              CAI CORPORATION

    Dear Shareholder:

    Enclosed is proxy material regarding your investment in Commercial Federal Corporation. Your shares of Commercial Federal Corporation are registered in the name of your broker as the holder of record.

                        YOUR SHARES CANNOT BE VOTED
                 UNLESS YOU GIVE YOUR SPECIFIC INSTRUCTIONS

    If you wish to support CAI Corporation's nominees and proposal, you must sign and return the BLUE PROXY CARD in the enclosed envelope.

    If you have any questions or need assistance in voting your shares, please contact:

                          GEORGESON & COMPANY INC.
                                 TOLL-FREE
                               1-800-223-2064

                  A REPLY IS NECESSARY TO VOTE YOUR SHARES

                            PLEASE ACT PROMPTLY



                              [CAI Letterhead]

                               ANNUAL MEETING
                     OF COMMERCIAL FEDERAL CORPORATION
                             NOVEMBER 21, 1995

    Dear Commercial Federal Corporation Stockholder:

    Please accept our thanks for sending in your BLUE Proxy Card.

    To avoid the possibility of the validity of your proxy being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed new BLUE Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience. This new proxy will automatically revoke any previous proxy when it is returned to us.

    ( ) YOUR PREVIOUS PROXY WAS UNSIGNED. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

    ( ) YOUR PREVIOUS PROXY WAS UNDATED. (Please date, sign and return the new BLUE Proxy Card in the enclosed envelope.)

    ( ) YOUR PREVIOUS PROXY OMITTED YOUR TITLE OR AUTHORITY. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

    ( ) YOUR PREVIOUS PROXY, AS SIGNED, DID NOT CONFORM TO THE NAME SHOWN ON THE PROXY. (Please date and sign this proxy exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity.)

    ( ) YOUR PREVIOUS PROXY WAS NOT SIGNED BY ALL JOINT OWNERS. (If shares are registered in the name of more than one person, each such person should sign the proxy. If a joint tenant is deceased, please indicate that you are the surviving joint owner.)

    ( )  Other_______________________________________________
         ____________________________________________________

    Because the time before the November 21, 1995 Annual Meeting is short, we would greatly appreciate your signing, dating and mailing the enclosed BLUE Proxy Card as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we greatly appreciate your support.

    Sincerely,

    CAI CORPORATION



                                        October 4, 1995

          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Judiciary Plaza
          Washington, DC 20549

                         Re:  Commercial Federal Corporation

          Gentlemen:

                    On behalf of CAI Corporation, a Delaware corporation ("CAI"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Commercial Federal Corporation, a Nebraska corporation (the "Company") scheduled to be held on November 21, 1995, enclosed for filing pursuant to Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended, are copies of the attached definitive soliciting material.

                    A fee of $500 has previously been paid pursuant to Rule 14a-6(i)(3).

                    Comments of the Staff and any questions
          relating to the enclosed materials should be communicated by telephone to the undersigned at (212) 735-2398 or Fred
          B. White III at (212) 735-2144.

                                        Very truly yours,

                                        Jonathan D. Bisgaier

          Enclosures

          cc:  New York Stock Exchange
               Peggy Fisher, Esq.
               Max Webb, Esq.